Exhibit 99.1

AmerInst Insurance Group, Ltd.

Summer 2008

AMERINST ADVISOR

Chairman’s Letter

Dear Shareholder:

Welcome to the newest issue of the AmerInst Advisor. We have had a busy and productive spring and summer, so please read on to find articles and information about some of our latest activities and initiatives, which are:

•	Summary of the Annual General Meeting

•	Management Company Update

•	Profiles of the winning State Societies from the AmerInst Community Relations Program

•	Farewell to Jerry Atkinson

•	Meet Dave Klunk, newly elected member of the Board

We appreciate your continued support. As always, we welcome any of your questions or comments on AmerInst’s activities, so please don’t hesitate to contact us at amerinst@vim.usarisk.com.

Yours sincerely,

Irv Diamond, CPA Chairman

ANNUAL GENERAL MEETING SUMMARY

Back row, from left: David Klunk, Tom Lillie, Stuart Grayston, David Thompson, Ron Katch and John Schiffman. Front row: Jerry Harris, Irv Diamond and Jeff Gillman

On June 9th and 10th, your AmerInst Board gathered in Toronto, Canada for this year’s Annual General Meeting (AGM) and our regularly scheduled quarterly Board meeting. The Board heard reports from Chairman Irv Diamond, as well as each respective committee chair, on the year’s activities, upcoming initiatives and business transactions.

At the AGM, Dave Klunk was elected as a new Director — see page 2 for a profile on Dave, including his background and experience, and the perspectives he brings to the group.

Among the most important agenda items, the Board heard a report from its Strategic Planning Committee. Chaired by Jerry Atkinson, this initiative examined the continuing validity of the Company’s stated mission and explored opportunities for the future direction of AmerInst. In response to the report, the Board voted to:

•

Revise the AmerInst mission statement to be “A Company that provides availability of insurance for the CPA profession, and that engages in investment activities.” This restatement simply recognizes current activities and the Company’s continuing commitment to the profession.

•	Form a new Board committee to investigate new business and investment opportunities.

•	Emphasize continuing efforts to support the profession through cooperation with the AICPA.

•	Preserve a strong capital structure to allow the Company to maintain its position as a potential standby direct writer if the need should arise.

Your Board values the ongoing input of its shareholders and colleagues in the CPA profession. We look forward to another year of serving you, our shareholders, and providing protection for generations of CPA firms.

USA RISK GROUP MERGER

Effective July 1st, 2008, USA Risk Group (Bermuda) Limited, AmerInst’s Bermuda manager, acquired a majority interest in Cedar Management Limited, a Bermuda-based captive manager. Following the merger, the company will continue to trade in Bermuda under the name Cedar Management Limited with a total staff of 6 and 23 companies under management.

USA Risk Group currently manages 270 companies in 14 domiciles from 9 offices and is a leading independent provider to the alternative risk market, providing captive management, program administration, reinsurance and other related services in all major North American domiciles, Bermuda, Cayman, Barbados and the British Virgin Islands. More information about USA Risk Group is available at www.usarisk.com.

FAREWELL AND THANKS TO JERRY ATKINSON

At the June 10th AGM, the Board also said goodbye to Jerry Atkinson, who stepped down after ten years of service to AmerInst. Jerry has played an integral role in the Company’s past, present and future growth in a number of ways, including acting as chair of the Shareholder Relations committee. The Board thanks Jerry warmly for his contributions to AmerInst and wishes him well in future endeavors.

MEET DAVE KLUNK

At its most recent Annual General Meeting held on June 10th, the AmerInst shareholders elected Dave Klunk CPA, as our newest Director. Below, Dave enthusiastically shares his background, including his professional experience and his commitment to family and community.

While his earliest ambition was to become a professional baseball player, Dave developed a knack for mathematics and problem-solving throughout his years in school. As a freshman at Notre Dame, he intended to declare an engineering major but soon discovered that he enjoyed business statistics and probability theory much more, which led him to focus on accounting.

Following graduation, Dave worked at a small accounting firm outside of Baltimore for a year and half before returning to his roots in the York, Pennsylvania area. There, he joined Phillip Friedman and Associates, where he has worked for more than 33 years. For the past five years, he has been Managing Partner at the 20-person company. “It suits me that we’re a local firm, because I’m from a small town,” explains Klunk. “I’m probably happiest working with smaller, family-owned businesses. There’s a certain satisfaction in watching them succeed and grow, and I get to really be a part of their team, both as a professional and a friend.”

Dave’s years of experience working in a small, community-focused firm allow him to bring a unique point of view to his role on the AmerInst Board: “I’m excited to be working with the Board and to provide the perspective of a small, local organization, which probably describes many of our shareholders.” Joining the Board was a natural next step for Dave, who has been involved with AmerInst since his firm signed on as one of the original shareholders more than 20 years ago. Previously a member of the Shareholder Advisory Group, Dave steps into his new role eager to work on the company’s future initiatives. “I have many years of experience in consulting clients on their business operations and look forward to the challenge of being involved with expanding business opportunities for Amerinst,” he says.

Dave’s involvement in his own community extends beyond the business of accounting. Over the years he has been actively involved in local YMCA and community sports teams as a player, coach and manager. When the local high school needed new lights for its sports fields, Dave chaired the committee to raise the funds and complete the project – and had money left over to install a new scoreboard. “If you put the right people with the right attitudes in place, things can happen very quickly,” he says. Dave uses his financial and business expertise participating on committees of civic, charitable and church organizations and boards. He remains close with his parents and five brothers and sisters, who all reside in Pennsylvania.

When asked about his biggest accomplishment, Dave cites a pair of achievements three decades in the making: his 33 years with Phillip Friedman and Associates, and his 31 years of marriage to wife Pamela, with whom he has two sons. “Life is all about relationships and how we relate to people and situations. I’ve been very fortunate to be associated with family, friends, employees, and business associates who have helped me achieve personal and professional success. I’m a person who commits and sees things through,” says Dave, “and that’s what I’ll do on the AmerInst Board.”

AMERINST GIVES BACK

The state CPA societies of Montana and Washington are the 2008 recipients of a $5,000 grant from the AmerInst Community Relations program. The Board of AmerInst is pleased and proud to celebrate the work done by these societies in their communities. They truly represent the spirit of “giving back” that the Community Relations Program is designed to recognize and support.

Montana and Washington join previous honorees Kentucky and Ohio (2007) and Michigan and New Hampshire (2006). Read on to learn more about the accomplishments of this year’s winners, as well as the program’s growing legacy of goodwill.

MONTANA: LIGHTS, CAMERA, FINANCIAL LITERACY!

The demographic profile of the state of Montana presents substantial challenges for promoting financial literacy. “People in the cities are inundated with information,” explained Margaret Herriges of the Montana State Society of CPAs, “but residents of rural areas are hungry for education.”

To meet this demand, the Montana CPAs created a Financial Literacy Task Force. Under the leadership of chair Barbara Griffith, the task force involved 20+ society members and earned full support from the Board of Directors. After conducting research and narrowing down their ideas, the group developed a campaign to make presentations on financial literacy to groups ranging from high school students to senior citizens. The presentations were patterned on a curriculum used by colleagues at the Connecticut society, amended to pertain to Montana audiences.

Montana covers more than 145,000 square miles – as a result, volunteer CPAs would often drive more than two hours each way to make an hour-long presentation to a group of students. And that wasn’t the only hurdle: “In rural communities, everyone knows everyone’s business,” explained Herriges. “Those who need extra help are reluctant to show up at a meeting, because then others might know they are struggling.”

Convinced “there had to be a better way,” the Financial Literacy Task Force decided to capture their presentations on DVDs, which could then be made available through local schools, libraries, and community organizations such as 4-H Clubs. The committee selected three of its most popular presentations (credit cards, budgeting and owning a vehicle), hired a professional director, and filmed three of its best volunteer presentations. With the help of the Community Relations grant as well as a generous contribution from the AICPA, their goal is to produce a high-quality series of interactive DVDs and handouts ready for distribution this fall.

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AMERINST GIVES BACK

(continued from page 2)

“The committee members have such a passion for this,” said Herriges. “They really invest their time and themselves – in one instance, the committee received a call from a gentleman whose family had a history of

Gary Staudinger (left) and Jane Egan of the Montana State Society of CPAs, with John Schiffman of AmerInst.

domestic violence tied to financial problems. A volunteer CPA who is a former minister drove 120 miles to reach out to this man.”

After the initial series of tutorials is completed, the Financial Literacy Task Force plans to develop programs geared toward specific groups, including financial literacy for entrepreneurs and small business owners. “This was a task force set up with no budget,” said Herriges. “Thanks to AmerInst, we can now move forward with our plans and meet our goals even more quickly.”

WASHINGTON: FINANCIAL LIT 101

Early in 2006, members of the Washington State Society of CPAs were inspired by the educational work their fellow CPAs were accomplishing at the national level. “Some of our members already had a passion around financial literacy issues and were asking how we could get moving on a local level, give back to the community, and share our knowledge of the profession,” said Amy O’Donnell, the Financial Literacy Program Manager.

After polling its members to gauge their interest in and capacity for a new volunteer initiative, the WSCPA launched its state-wide Financial Literacy Program, which has since engaged about 400 volunteers and reached more than 5,000 local students.

While the program began with one-hour presentations geared to high school students, these sessions didn’t immediately resonate as well as the CPAs had hoped. “The materials were a little stiff for the audience,” explained O’Donnell. A volunteer presenter with a teaching background condensed the tutorials and added financial literacy games to engage the students, significantly boosting the program’s popularity.

“The students really liked the investment game. It was fun to see them drop their ‘cool’ facades and get really excited about how their portfolios were doing,” said volunteer Jillian Hostenske. “This generation is so different from ours. It was incredible to see how hard they work – school, sports, music, after school jobs. On top of that they are offered credit cards and plastic ATM cards that we never had to navigate when we were that young. It made me realize how important it is to give students the tools they need to be successful.”

Based on the positive response to the high school curriculum, the Financial Literacy Program extended its reach to include colleges and universities. Through a partnership with Bellevue Community College, volunteer CPAs developed an accredited course for college students, as well as a 16-page educational insert for the Seattle Times. This past year, the group worked with five universities and 10 community colleges in the state of Washington. Members of Beta Alpha Psi, the honor

John Schiffman (center) with members of the Washington State Society of CPAs: back row, Hayden Williams. Front row, from left: Rich Jones, Julleen Snyder, Tony Laliberte and Tom Bourne.

society for accounting students, have also taken up the cause and volunteered to teach the program to students in their own colleges and surrounding high schools.

The WSCPA’s commitment to its community is embodied by the Financial Literacy Program’s most enthusiastic staff advocates, among them Mark Peterson, Academic & Student Relations Administrator, and Kimberly Scott, Director of Member Services. Their spirit and devotion are contagious. According to Program Manager Amy O’Donnell, one member of the committee even recruited new volunteers while having a pedicure at a local salon.

The $5,000 Community Relations Grant from AmerInst will support the Financial Literacy Program’s adult education initiatives and help expand its reach to non-profit groups, including organizations for women in transition and individuals in need of credit counseling. It will also support projects like “How to Get Your House in Order,” a WSCPA guide to financial affairs near the end of life, in partnership with AARP.

“We hope the Financial Literacy Program will continue to expand and engage even more of our members,” said O’Donnell. “CPAs have so much to offer in terms of what they know – we want to see that knowledge tapped into so that CPAs are viewed as resources in our communities.”

WHERE ARE THEY NOW?

An Update from Last Year’s Winners

In 2007, the Community Relations Program awarded grants to the Kentucky and Ohio CPA state societies in support of their efforts to introduce local students to the accounting profession. Below, each society’s CEO explains how the AmerInst grants helped their CPAs reach out in their respective communities:

Kentucky:

“The AmerInst grant made a significant difference in our ability to accept more high school students into Kentucky’s BASE Camp (Business and Accounting Summer Education Camp) program. This year, we accepted a record number of students (49) into this innovative week-long college campus program. Many thanks to the AmerInst team for their investment in the future of these young CPAs-to-be!”

Penny Gold, CEO

Kentucky Society of CPAs

Ohio:

“The funds from the AmerInst grant were used to support our Accounting Careers Awareness Program (ACAP), a week-long residency program for minority high school students held on campus at Ohio State University. Co-sponsored with the Ohio chapters of the National Association of Black Accountants, the program introduces students to accounting, business and the variety of career choices open to them when they go to college, major in accounting and become a CPA. We’re grateful for AmerInst’s support, which allowed us to expand ACAP’s scope and reach more students.”

J. Clarke Price, President & CEO

Ohio Society of CPAs

How to contact AmerInst

Website: www.amerinst.bm

Email: AmerInst@vim.usarisk.com

For general inquiries:

Stuart Grayston

USA Risk Group (Bermuda) Ltd.

25 Church Street

Continental Building Box HM1601

Hamilton HM GX Bermuda

Phone: (441) 296-3973 or

(802) 371-2213

Fax: (802) 229-6280

For shareholder inquiries:

Jennifer Hawkins

AmerInst Insurance Group, Ltd.

Shareholder Relations’ Division

c/o USA Risk Group of Vermont, Inc.

P.O. Box 1330

Montpelier, VT 05601-1330

Phone: (800) 422-8141 ext. 310

Fax: (802) 229-6280

jhawkins@usarisk.com

WE WANT TO HEAR FROM YOU!

We want to get to know our shareholders! Enter our contest to win your own AmerInst golf hat!

Email us at AmerInst@vim.usarisk.com with the answers to the following questions:

1.	Name one winner of this year’s Community Relations Program.

2.	Who is the newest member of the AmerInst Board?

Be sure to put “Newsletter Competition” in the subject heading of your email. And, if you wish, please feel free to give us feedback on this newsletter.

If you are among the first 25 people* to respond to these questions via email, we will send you an AmerInst golf hat.

Winners will be announced in the next issue of AmerInst Advisor.

Good luck!

*	This competition is open only to shareholders who haven’t won an AmerInst golf hat in the past year.

LAST ISSUE’S WINNERS

Joe M. Tucker	Andrew Penzell
John Dore	Stuart J. Bonniwell
Dick Freitas	Greg Hodits
Don Warmenhoven	David Perkins
Lyle Rich	Richard L. Perkins
Robert J. Gonnella	John Mindler
Jim VonFeldt	Thomas N. Tuori
Irwin Niedober	Michael Horrell
William A. Miller	Ted Ahre
Robert Fott	Randy Hunt
Harry Schwarz

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